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                                                                EXHIBIT 10.18

                             SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this "Agreement"), made on the 28th day of March 1998,

BETWEEN

      VIP Calling, Inc., ("VIP Calling") a Delaware company headquartered at 121 Middlesex Turnpike, Burlington, MA 01803, United States of America;

AND

      Microworld Limited ("Microworld") with registered address at Room 1002, 10th Floor, Shatin 11 Plaza, 11 Wo Shing Street, Fotan, N.T., Hong Kong;

WITNESSETH THAT:

WHEREAS, the Parties have agreed to participate in a joint venture for the purpose of establishing a business (the "Business") that shall provide telecommunications and other services; and

WHEREAS, the Parties have agreed to establish a limited liability company (the "Company") incorporated under the laws of Hong Kong under the terms and conditions set forth herein; and

WHEREAS, the Parties now desire to determine certain aspects of the Company and to define their mutual interests and obligations therein;

NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING AND OF THE MUTUAL COVENANTS AND CONDITIONS SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1   THE COMPANY

The Parties agree to operate the Business as a limited liability company incorporated in Hong Kong or such other place that the Parties shall agree. The Parties shall purchase a shelf company, or incorporate a new company, as soon as reasonably practicable, and shall name the Company VIP Calling Hong Kong Limited or such other name as the Parties shall agree.


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ARTICLE 2   AUTHORIZED CAPITAL AND CAPITAL STRUCTURE

2.1 The initial authorized capital of the Company shall be the Hong Kong Dollar equivalent of One Hundred Thousand United States Dollars (US$100,000) represented by one hundred (100) ordinary shares with par value of the equivalent of One Thousand United States Dollars (US$1,000) each. The issued capital shall also be the Hong Kong Dollar equivalent of One Hundred Thousand United States Dollars (US$100,000), and no shares may be issued until fully paid.

2.2 The capital structure of the Company shall be as follows:

      Name of Party      No. of Shares    Amount (US$)   Percentage Ownership
      -------------      -------------    ------------   --------------------

      VIP Calling            51              51,000            51%

      Microworld             49              49,000            49%

2.3 The Parties shall make their contributions as set forth in Paragraph 2.2 within thirty (30) calendar days from the date that this Agreement is signed. The failure of a Party to make the full contribution amount within such time period shall constitute a material breach of this Agreement by such Party. Once these contributions are made, the Parties shall have no obligation to make any additional contributions to the capital of the Company.

ARTICLE 3   TRANSFER OF SHARES

3.1 The Parties agree that a transfer of shares in the Company to a transferee which is and remains a majority-owned subsidiary of the transferor Party shall be permitted provided that the shares will be re-transferred to the transferor Party immediately upon the transferee ceasing to be a majority-owned subsidiary of such Party. In the event of a transfer under this Paragraph 3.1, the transferee shall execute such documents as may reasonably be required by the other Party to require that the transferee shall be bound by this Agreement, and any appropriate amendments hereto.

3.2 Except as provided in Paragraph 3.1 above, or as may otherwise be agreed by the Board of Directors, no Party shall sell, transfer, pledge or otherwise dispose of any of its shares in the Company, except pursuant to Article 7 of this Agreement.

ARTICLE 4   BOARD OF DIRECTORS

4.1 The Board of Directors shall be comprised of four (4) Directors: two (2) Directors nominated by VIP Calling and two (2) Directors nominated by Microworld.

4.2 The quorum for meetings of the Company shall be two (2) Directors, one appointed by each Party. The Company shall require the agreement of a majority of Directors on all material matters concerning the Company. The Chairman of the Board of Directors shall be


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appointed by VIP Calling, and shall have a second or casting vote in the event of an equal vote in a Board meeting. In the event that the Chairman is unable to act, then another Director appointed by VIP Calling shall act as the Chairman for such period of time as the Chairman is unavailable.

ARTICLE 5   BUSINESS AND MANAGEMENT OF THE COMPANY

5.1 Day-to-day operations will be run by a General Manager. The Parties agree to appoint Norman Chan as the first General Manager, subject to the agreement of the terms and conditions of employment between Normal Chan and the Company, with succeeding General Managers to be chosen by the Board of Directors. All other officers of the Company shall also be appointed by the Board of Directors.

5.2 Microworld agrees that as soon as practicable it shall assign the following contracts to the Company such that the Company will receive the benefits thereof:

      -     Service Agreement between Microworld and VIP Calling Inc.
      -     WIN Internet Telephone contract
      -     MFS co-location contract
      -     phone line contracts
      -     UUNet contract

      Copies of these contracts are provided in Attachments C-G hereto.

      Microworld will ensure that all contracts are up-to-date as of the date of the assignment and that there are no outstanding amounts or liabilities under each contract. The Company shall incur no liability under any such contract existing prior to the date of assignment to the Company, and Microworld shall indemnify the Company therefor. If the Board of Directors agrees, new contracts between the Company and the third-party contractors may be concluded to replace the existing contracts listed above.

      Microworld also agrees to work with Power Master Limited as soon as practicable to assign the APNIC IP address assignment to the Company such that the Company will receive the benefits thereof. Copy of this assignment is provided in Attachment H hereto.

5.3 A business plan shall be developed by the Parties for approval by the Board of Directors as soon as practicable. The business plan shall be reviewed on an annual basis at least two (2) months prior to the commencement of each financial year of the Company, such review to be undertaken by the Board of Directors.

5.4 The Parties may open a bank account in Hong Kong in the name of the Company. All instructions to the company's bankers with regard to such account shall require the signature of any two (2) Directors, except that any actions involving disposition of funds from the bank account in excess of Five Thousand United States Dollars (US$5,000), or its equivalent in Hong Kong Dollars, shall require the signature of a Director nominated by VIP Calling and a Director nominated by Microworld.


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ARTICLE 6   BUSINESS FINANCING

6.1 In addition to its capital contribution as set forth in Paragraph 2.2 above, VIP Calling will transfer ownership of the equipment listed in Attachment A to the Company. The equipment has an agreed value as set forth in Attachment A and will be capitalized as a no-interest loan from VIP Calling to the Company at such value. It is anticipated that re-payment of such loan will be made by the Company to VIP Calling during 12-month period from which this Agreement is signed.

6.2 In addition to its capital contribution as set forth in Paragraph 2.2 above, Microworld will transfer ownership of the equipment listed in Attachment B to the Company. The equipment has an agreed value as set forth in Attachment B and will be capitalized as a no-interest loan from Microworld to the Company at such value. It is anticipated that re-payment of such loan will be made by the Company to Microworld during 12-month period from which this Agreement is signed.

6.3 Microworld shall also use its best efforts to loan to the Company an additional US$60,000 in cash, interest free, within 30 calender days from the date that this agreement is signed. It is anticipated that re-payment of such loan will be made by the Company to Microworld during 12-month period from which this Agreement is signed.

6.4 For a period of 12 months from the date that this agreement is signed, VIP Calling will pay the Company the cost of monthly Internet bandwidth minus US$0.029 per minute of traffic terminating and originating by the Company.

6.5 All payments and investments resulting from Section 2 Attachment D -- The WIN contract, will be paid by Microworld without liability to the Company or to VIP Calling.

6.6 Except as provided above, the Parties shall not be required to lend the Company any sums or to issue any guarantees for the purpose of securing any sums.

ARTICLE 7   WITHDRAWAL AND TERMINATION

7.1 Either Party may withdraw from this Agreement by providing written notification of its desire to withdraw to the other Party as provided in Article 13; provided, however, that no Party shall be allowed to withdraw until after it has made its capital contribution in full, as set forth in Paragraph 2.2 above.

      (a) Upon receipt of a notification of withdrawal in accordance with Paragraph 7.1 above, the other Party shall have the option to purchase the shares of the Company owned by the withdrawing Party at a price equal to four (4) times the gross sales of the Company (in United States Dollars) in the last-completed fiscal quarter multiplied by the percentage equity ownership of the Company held by the withdrawing Party.

      (b) To exercise the option set forth in Subparagraph (a), the Party having the option shall provide written notification of the exercise of such option to the other Party, such notification to be provided in accordance with Article 13,


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            within thirty (30) days from receipt of the notification of withdrawal and must make payment on or before thirty (30) days thereafter, or such other date as the Parties may agree.

7.2 This Agreement shall terminate upon any one of the following circumstances:

      (a) either of the Parties withdraws from this Agreement in accordance with Paragraph 7.1 above, and such termination of this Agreement shall take effect thirty (30) days from the date of receipt by the other Party of the notification of withdrawal;

      (b) the Parties elect to terminate this Agreement by mutual agreement, and such termination of this Agreement shall take effect on such date as the Parties may agree;

      (c) one Party elects to terminate this Agreement upon the bankruptcy or insolvency of the other Party, and such termination of this Agreement shall take effect fourteen (14) days from the date of written notification of termination from the terminating Party to the other Party; or

      (d) pursuant to Paragraph 7.3 below, and such termination of this Agreement shall take effect upon the transfer of the shares of Microworld in the Company to VIP Calling.

7.3 Notwithstanding the foregoing, VIP Calling may elect to purchase the shares of the Company owned by Microworld upon any one of the following circumstances:

      (a) VIP Calling files a registration statement under relevant securities laws pursuant to which all or a portion of the equity of VIP Calling, or an entity controlled by VIP Calling, is to be sold to the public; or

      (b) there is a change in the control of the ownership, effective or actual, of Microworld; or

      (c) Microworld breaches this Agreement and such breach is not cured within twenty (20) days from the date of written notification of such breach from VIP Calling to Microworld.

      In such event, the purchase price of the shares of Microworld shall be at a price equal to:

            (i) in the case of (a) above, the VIP Calling market value as determined by the average of the bid and ask prices of the VIP Calling shares for the thirty (30) trading days following the Initial Public Offer (IPO), multiplied by the ratio of the gross sales of the Company (in United States Dollars) in the last-completed fiscal quarter to the gross sales of VIP Calling (in United States Dollars) in the last-completed fiscal quarter, multiplied by the percentage equity ownership of the Company held by Microworld on the date that the VIP Calling registration statement is filed; or


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            (ii) in the case of either (b) or (c) above, four (4) times the gross sales of the Company (in United States Dollars) in the last-completed fiscal quarter, multiplied by the percentage equity ownership of the Company held by Microworld.

ARTICLE 8   EFFECT OF TERMINATION

Upon termination of this Agreement for any reason other than (a) withdrawal under Subparagraph 7.2(a) when the other Party elects to purchase the shares of the Company owned by the withdrawing Party, or (b) in accordance with Subparagraph 7.2(d), the Company shall be dissolved and wound up in accordance with the applicable provisions of the laws of Hong Kong.

ARTICLE 9   CONFIDENTIALITY AND NON-COMPETITION

9.1 All documents and written information provided by one Party to the other shall be deemed as confidential. Neither Party shall divulge any documents and written information supplied to it by the other Party without the prior written consent of the other Party which it shall have full liberty to withhold.

9.2 This Agreement and each part hereof shall be considered as confidential by both Parties. Any disclosure of this Agreement by one Party to a third party shall require the prior written consent of the other Party.

9.3 The obligations of the Parties under this Article shall not apply to documents or written information which:

      -     are in the public domain or use;
      - shall become in public use, by publication or otherwise, and due to no fault of the receiving Party;
      - are approved for release by the written authorization of the disclosing Party; or
      - are required, but only to the extent necessary, to be disclosed pursuant to governmental or judicial order in which event the Party concerned shall promptly notify the other Party of any such requirement prior to such disclosure.

9.4 To the extent necessary for the implementation of this Agreement, each Party may disclose to the officers and employees of the Company documents and written information received from the other Party provided the recipient has first agreed to be bound by the nondisclosure and use restrictions of this Agreement.

9.5 The confidentiality provisions in this Article 9 shall remain valid and enforceable even after the termination of this Agreement.

ARTICLE 10  ASSIGNMENT

This Agreement, and the rights of each Party as described herein, may not be assigned by either Party except with the prior written consent of the other Party.


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ARTICLE 11  ACCOUNTING, DIVIDENDS AND BANK ACCOUNT

11.1  The fiscal year of the Company shall be January 1 to December 31.

11.2 The Parties agree that the Company shall adopt generally accepted accounting practices ("GAAP") in Hong Kong.

11.3 Dividends will be distributed to the Parties as determined by the Board of Directors. It is anticipated that quarterly dividends will be paid to shareholders starting with the first quarter of 1999.

ARTICLE 12  REPRESENTATIONS AND WARRANTIES

12.1 VIP Calling represents and warrants that, as of the date hereof:

      (a) it is an independent legal entity and a subsisting corporate body duly organized under and pursuant to the laws of its place of incorporation;

      (b) it has full power and authority to execute this Agreement and to perform its obligations hereunder;

      (c) it has taken all requisite action to authorize the execution and performance of this Agreement and to carry out the transactions contemplated hereunder; the representative of VIP Calling whose signature is affixed to this Agreement has full capacity and authority to bind VIP Calling thereby; and this Agreement when executed by VIP Calling and Microworld constitutes a valid and binding agreement enforceable in accordance with its terms against VIP Calling;

      (d) neither the execution of this Agreement nor the performance by VIP Calling of any of its obligations or the exercise of any of its rights hereunder will conflict with or result in a breach of any law, regulation, judgement, order, authorization, agreement or obligation applicable to VIP Calling;

      (e) no litigation, arbitration or administrative proceeding is currently taking place or pending or, to the knowledge of VIP Calling, threatened against VIP Calling or its assets.

12.2 VIP Calling agrees to indemnify and hold Microworld and the Company harmless from any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

12.3 Microworld represents and warrants that, as of the date hereof:

      (a) it is an independent legal entity and a subsisting corporate body duly organized under and pursuant to the laws of its place of incorporation;

      (b) it has full power and authority to execute this Agreement and to perform its obligations hereunder;


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      (c)   it has taken all requisite action to authorize the execution and performance of this Agreement and to carry out the transactions contemplated hereunder; the representative of Microworld whose signature is affixed to this Agreement has full capacity and authority to bind Microworld thereby; and this Agreement when executed by VIP Calling and Microworld constitutes a valid and binding agreement enforceable in accordance with its terms against Microworld;

      (d) neither the execution of this Agreement nor the performance by Microworld of any of its obligations or the exercise of any of its rights hereunder will conflict with or result in a breach of any law, regulation, judgement, order, authorization, agreement or obligation applicable to Microworld;

      (e) no litigation, arbitration or administrative proceeding is currently taking place or pending or, to the knowledge of Microworld, threatened against Microworld or its assets;

12.4 Microworld agrees to indemnify and hold VIP Calling and the Company harmless from any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE 13  NOTICES

Any notice required or permitted to be given hereunder shall be in writing and delivered in person or by registered airmail, express mail, an internationally recognized courier or by facsimile to the appropriate Party at the address appearing at the beginning of this Agreement, or to such other address as may be furnished by one Party to the other in accordance with this Article 13. All notices sent by facsimile must be confirmed by registered airmail but shall be effective upon the other Party's receipt of such facsimile as evidenced by the confirmation of receipt of the facsimile.

ARTICLE 14  GOVERNING LAW

14.1 This Agreement shall be governed by the laws of Hong Kong.

14.2 If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions contained herein.

ARTICLE 15  DISPUTES

15.1 The Parties shall attempt to resolve all disputes under this Agreement through friendly discussions and consultations. In the event that the Parties are unable to resolve any dispute through such friendly discussions and consultations within ninety (90) days, then the matter shall be referred to final and binding arbitration. The arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules.


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15.2 There shall be only one (1) arbitrator, appointed by the American
Arbitration Association.

15.3 The place of arbitration shall be in Boston, Massachusetts, or such other locale as the Parties may agree, and shall be conducted in English.

15.4 The decision of the arbitrator shall be final and conclusive on the Parties. The decision and award of the arbitrator may be entered in any court of competent jurisdiction, and enforced by due proceedings in such court. Costs for the arbitration shall be borne by the Parties as determined by the arbitrator.

ARTICLE 16  TERM

The term for this Agreement shall be concurrent with the duration of the Company unless sooner terminated as provided in Article 7 above. However, in the event the Company is dissolved or liquidated prior to its term, this Agreement shall remain in force and effect for so long as necessary for the regulation of the settlement of the relationships of the Parties.

ARTICLE 17  MISCELLANEOUS

17.1 This Agreement contains the entire agreement between the Parties with respect to the subject matter contained herein. The provisions of this Agreement shall supersede any prior agreement or understanding, whether oral or in writing, and shall constitute the only agreement between the Parties with respect to the matters herein.

17.2 This Agreement shall be binding upon and enforceable against each of the Parties and their respective successors and permitted assigns and shall enter into force immediately upon the signatures of the Parties.

17.3 All amendments to this Agreement shall be made by a written agreement signed by the Parties making specific reference to this Agreement.

17.4 In the event of any inconsistencies between this Agreement and the Memorandum and Articles of Association of the Company, this Agreement shall prevail.

17.5 Each Party shall take such actions and execute and deliver such other agreements and instruments as from time to time may be necessary or appropriate to effect the intent and purpose of this Agreement.

17.6 The relationship between the Parties with respect to the subject matter of this Agreement shall be governed by the terms of this Agreement and shall not be deemed to create a general partnership between them. No Party shall be deemed an agent of the other, and no Party shall have any authority to bind any other Party.


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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first mentioned above.


/s/ Ofer Gneezy                            /s/ Norman Chan
---------------------------------          ---------------------------------
VIP Calling, Inc.                          Microworld Limited

(Name) OFER GNEEZY                         (Name) NORMAN CHAN
       --------------------------                 --------------------------
(Title) PRESIDENT & CEO                    (Title) DIRECTOR
        -------------------------                  -------------------------


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